UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 23, 2005
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
            Effective on September 23, 2005, The Lubrizol Corporation (the “Company”) entered into an Agreement of Resignation, Appointment and Acceptance dated as of September 23, 2005 by and among the Company, J.P. Morgan Trust Company, National Association as resigning trustee, and Wells Fargo Bank, N.A. as successor trustee, with respect to the Company’s 7.25% debentures due June 15, 2025. These debentures are outstanding pursuant to the Company’s Amended and Restated Indenture dated as of September 28, 2004 (originally dated June 1, 1995) (the “1995 Indenture”).
            Also effective on September 23, 2005, the Company entered into an Agreement of Resignation, Appointment and Acceptance dated as of September 23, 2005 by and among the Company, J.P. Morgan Trust Company, National Association as resigning trustee, and Wells Fargo Bank, N.A. as successor trustee, with respect to the Company’s 5.875% debentures due December 1, 2008. These debentures are outstanding pursuant to the Company’s Amended and Restated Indenture dated as of September 28, 2004 (originally dated November 25, 1998) (the “1998 Indenture”).
            Pursuant to these agreements, Wells Fargo Bank, N.A. has become vested with all the rights, powers, duties and obligations of a trustee under the 1995 Indenture and 1998 Indenture.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are filed herewith:
99.1	Agreement of Resignation, Appointment and Acceptance dated as of September 23, 2005 by and among The Lubrizol Corporation, J.P. Morgan Trust Company, National Association, and Wells Fargo Bank, N.A. (7.25% debentures due June 15, 2025)

99.2	Agreement of Resignation, Appointment and Acceptance dated as of September 23, 2005 by and among The Lubrizol Corporation, J.P. Morgan Trust Company, National Association, and Wells Fargo Bank, N.A. (5.875% debentures due December 1, 2008)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION Date September 27, 2005
By:	/s/ Leslie M. Reynolds
	Name:	Leslie M. Reynolds
	Title:	Corporate Secretary and Counsel